PIONEER LARGE-CAP VALUE FUND 3/31/00

70. [/] Investment practices.

Answer "Y" (Yes) or "N" (No) to the following:

                                                                 If permitted by
                                              Permitted     investment
                                                 by     policies, engaged
                                              Investment  in during the
Activity                                      Policies? reporting period?
                                              --------- ------------------
                                                 Y/N           Y/N
A. Writing or investing in repurchase
agreements-----------------------------------  ---Y-----  ------------------  B.
Writing or investing in options on equities------------------------------------- ---Y----- ------------------ C. Writing or investing in options on debt securities----------------------------------- ---Y----- ------------------ D.
Writing        or        investing        in        options       on       stock
indices--------------------------------------  ---Y-----  ------------------  E.
Writing         or          investing          in         interest          rate
futures--------------------------------------  ---Y-----  ------------------  F.
Writing          or          investing          in          stock          index
futures--------------------------------------  ---Y-----  ------------------  G.
Writing or investing in options on futures ---Y----- ------------------ H. Writing or investing in options on stock index futures-------------------------------- ---Y----- ------------------ I. Writing
or  investing in other  commodity  futures--------------------------------------
---N-----  ------------------  J.  Investments  in  restricted  securities------
---Y----- ------------------ K. Investments in shares of other investment companies------------------------------------ ---Y----- ------------------ L.
Investments            in            securities            of            foreign
issuers--------------------------------------  ---Y-----  ------------------  M.
Currency  exchange  transactions------------   ---Y-----  ------------------  N.
Loaning  portfolio   securities--------------  ---Y-----  ------------------  O.
Borrowing  of  money------------------------   ---Y-----  ------------------  P.
Purchases/sales          by         certain         exempted          affiliated
persons---------------------------   ---Y-----   ------------------   Q.  Margin
purchases--------------------------   ---N-----   ------------------   R.  Short
selling----------------------------- ---N----- ------------------